UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013

GraphOn Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1901 S. Bascom Avenue, Suite 660	95008
Campbell, CA
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2013, GraphOn Corporation (the “Company”) entered into, and subsequently consummated, an Exercise Agreement (the “Agreement”) with five of the largest investors in the Company’s September 1, 2011 private placement of common stock and warrants (the “2011 Transaction”), providing for the exercise for cash by such investors of warrants to purchase an aggregate of 9 million shares of common stock of the Company, out of the approximately 17 million shares of common stock subject to warrants issued to investors in the 2011 Transaction that remained outstanding.  The approximately 5 million shares subject to warrants issued to the placement agent in the 2011 Transaction that remain outstanding were not part of the Exercise Agreement.  The warrants exercised had a remaining term of approximately 38 months, and had an exercise price of $.26 per warrant, which was the original exercise price.  The exercise for cash resulted in gross proceeds to the Company of approximately $2.34 million.  In consideration for the early exercise for cash of such warrants on or about June 18, 2013, the Company issued to the five investors an aggregate of 4.5 million warrants to purchase common stock at an exercise price of $1.00 per warrant and with a term of five years from issuance (the “New Warrants”).  The New Warrants are substantially similar to the investor warrants that were exercised, after giving effect to the amendments to such warrants described below.

Immediately prior to the exercise for cash, the investors, who held a majority of the outstanding investor warrants issued in the 2011 Transaction, agreed to amend the entire series of such warrants to delete the following provisions: (1) the price-based anti-dilution clause; (2) the right of the Company to lower the exercise price in its discretion; and (3) a clause that mandated the Company buy the warrants for cash at their Black-Scholes value in the event of certain extraordinary transactions.  The elimination of these provisions from the investor warrants issued in the 2011 Transaction is intended to result in the elimination of the warrant derivative liability related to the warrants issued to investors in the 2011 Transaction.

The Company agreed pursuant to the Exercise Agreement to promptly launch a tender offer to provide to the other holders of investor warrants issued in the 2011 Transaction the same opportunity to (a) exercise such warrants for their cash exercise price and (b) receive the same one half a New Warrant for every investor warrant so exercised.  The details of the tender offer will be announced shortly.

The Company granted registration rights to the five investors party to the Exercise Agreement, substantially similar to the registration rights granted in the 2011 Transaction.  As a result, the Company intends to file a registration statement on Form S-1 promptly after closing of the tender offer, and has granted certain other piggy back and demand registration rights.  These same rights will also be provided to holders of investor warrants issued in the 2011 Transaction who validly participate in and do not withdraw from the tender offer.

The securities were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended and/or Regulation D thereunder as a private offering, without general solicitation, made only to and with accredited investors.

The Company issued a press release on June 18, 2013 in connection with the Exercise Agreement which was previously filed on a Current Report on Form 8-K of that same date.

The summaries of the agreements referred to herein are expressly qualified by the terms of the actual agreements, which are contained in Item 9.01 and incorporated herein by reference.

This Current Report contains or refers to statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements include statements regarding the expected benefits of the elimination of the derivative warrant liability related to the 2011 investor warrants, the possible up-listing of the Company’s common stock, the expected impact of the warrant exercise on the Company’s future capital resources and expected product launch dates. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include the following: the ability to complete and satisfy all requirements for a potential uplisting, including the minimum shareholder equity requirement; the success of our new products depends on a number of factors including market acceptance and our ability to manage the risks associated with new product introduction and developing and marketing new versions of the product; our revenue could be adversely impacted if any of our significant customers reduces its order levels or fails to order during a reporting period; and other factors, including those set forth under Item 1A, “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2012, and in other documents we have filed with the SEC.

IMPORTANT NOTICE:

The discussion of the tender offer contained in this Current Report is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell securities. The offer to exercise has not yet commenced. The offer to exercise the will be made only pursuant to the Offer to Exercise and other related materials that are expected to be mailed to all holders of the investor warrants shortly after commencement of the tender offer, at no expense to the holders. Holders of the investor warrants (and any other holders who the company may elect to include) should read those materials and the documents incorporated therein by reference carefully when they become available because they will contain important information, including the various terms and conditions of the tender offer. The company will file a Tender Offer Statement on Schedule TO-I (the “Tender Offer Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The Tender Offer Statement, including the Offer to Exercise and other related materials, will also be available to stockholders at no charge on the SEC’s website at www.sec.gov or from the company. Holders of the investor warrants (and any other holders who the company may elect to include) are urged to read those materials carefully prior to making any decisions with respect to the tender offer.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Exercise Agreement, dated June 17, 2013 (including Allonge to 2011 warrants)
10.2	Form of New Warrant
10.3	Registration Rights Agreement, dated June 17, 2013

SIGNTURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GraphOn Corporation

Dated: June 21, 2013	By:	/s/ Robert Dixon
Robert Dixon
Interim Chief Financial Officer